UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2017

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)
	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure.

On July 28, 2017, Windstream Holdings, Inc., a Delaware corporation (“Windstream”), issued a press release announcing the closing of its previously announced acquisition (the “Acquisition”) of Broadview Networks Holdings, Inc., a Delaware corpo-ra-tion (“Broadview”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01 Other Events.

The Acquisition was consummated on July 28, 2017, pursuant to that certain Agreement and Plan of Merger, dated as of April 12, 2017 (the “Merger Agreement”), among Windstream, Broadview and Beethoven Merger Subsidiary, Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Windstream (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Broadview, with Broadview surviving as an indirect, wholly-owned subsidiary of Windstream, and each share of Broadview’s common stock issued and outstanding immediately prior to consummation of the transaction was automatically converted into the right to receive cash consideration of $6.98.

In connection with the consummation of the transactions contemplated by the Merger Agreement, all outstanding amounts under Broadview’s revolving credit facility were repaid and the facility was terminated. Additionally, Broadview is calling for redemption all $150 million outstanding aggregate principal amount of its 10.5% Senior Secured Notes due 2017 (the “Secured Notes”). Broadview is calling the Secured Notes at a redemption price in cash equal to 100% of the principal amount of the Secured Notes, plus accrued and unpaid interest to, but excluding, the redemption date.  A notice of redemption is being sent to all currently registered holders of the Secured Notes by The Bank of New York Mellon, the trustee under the indenture governing the Secured Notes.

In connection with the redemption, Broadview has satisfied and discharged the indenture governing the Secured Notes and has placed the redemption payment into trust for the benefit of the noteholders pending the redemption.  The redemption date is scheduled to be August 27, 2017, with noteholders receiving redemption payments on August 28, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 28, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President, General Counsel and Corporate Secretary	Title:	Senior Vice President, General Counsel and Corporate Secretary

July 28, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 28, 2017.